EXHIBIT 99.1

[COSI LOGO]

CONTACT:
Brien Gately
Director of Investor Relations
(847) 597-8950

FOR IMMEDIATE RELEASE
---------------------

                    Cosi, Inc. Reports Second Quarter Results

DEERFIELD, IL, August 8, 2007 - Cosi, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported that, including non-cash charges for store closings and impairments, its net loss for the second quarter ended July 2, 2007 was $(7,400,603), or $(0.19) per basic and diluted common share, compared with a net loss of $(748,917), or $(0.02) per basic and diluted common share, for the 2006 second quarter. Excluding non-cash charges for store closings and impairments, the net loss for the quarter was $(3,118,856), or $(0.08) per basic and diluted common share. No charges or impairments were recorded in the previous year's quarter.

William Koziel, Cosi's Chief Financial Officer, said, "Although we are not satisfied with the results for the quarter, we are encouraged by the positive trend in same store sales. Consistent with our long-term strategy, we will continue to focus on the key drivers of Cosi's long-term success: taking measures to improve operating and financial performance, Company-owned restaurant development and, more importantly, franchise recruitment and development."

Cosi stated that during the second quarter it entered into an agreement with Macy's to close the remaining six locations operated inside Macy's stores, and that it expects the closures to be completed in August. As a result of the Macy's closures as well as one additional Company-owned location that closed in the quarter, a one-time charge of $(1,454,981), or $(0.04) per basic and diluted common share, was recorded during the second quarter. The Company also recorded an impairment charge of $(2,826,766), or $(0.07) per basic and diluted common share, for five underperforming restaurants. Cosi owns and operates 114 locations.

"Management's decision to close the remaining Macy's stores was based on these pilot locations not achieving acceptable operating margins," Koziel added. "Closing these locations allows us to further concentrate our resources and capital on our core business, including providing strong support to our franchisees as they develop and open their Cosi locations, and driving stronger operational performance throughout our company-owned locations."

2007 Second Quarter Financial Performance and Restaurant Economics
Based on continuing operations, Cosi's total revenues increased by 11.3%, to $35,850,282 in the 2007 second quarter, compared with $31,968,879 in the 2006 second quarter. Company-owned restaurant net sales grew 10.2%, to $35,445,450, compared to $31,837,964 in the 2006 quarter. The relatively flat comparable Company-owned restaurant sales performance for the quarter was comprised of a 4.8% increase in average check, due in large part to an increase in catering sales, offset by an overall decline in guest traffic. Franchise fees and royalties more than tripled to $404,812 for the 2007 second quarter, compared with $130,914 in the prior year period.

Cosi reported that total costs and expenses related to Company-owned restaurant operations increased 680 basis points as a percentage of restaurant net sales compared with the 2006 second quarter. The increase was a result of a 390 basis point increase in occupancy and other operating expenses, a 250 basis point increase in labor and related benefits as a percentage of restaurant net sales, and food and beverage costs increased by 40 basis points as a percentage of restaurant net sales compared with the 2006 second quarter.

"We continue to experience margin pressure on both labor and occupancy from new restaurants that have not yet reached operational efficiency," said Koziel. "Relating to our legacy restaurants, as was the case in the first quarter, we continued to invest in labor and maintenance as part of our effort to improve operations, resulting in margin pressures against flat sales."

Cosi reported that its general and administrative costs in the 2007 second quarter, which include costs associated with the search to select and appoint a new Chief Executive Officer, increased 60 basis points as a percentage of total revenue.

Cash, cash equivalents, and short-term investments were $10,810,487 as of July 2, 2007, and virtually no long-term debt. Total stockholders' equity was $41,467,321.

Development Performance
During the 2007 second quarter, a total of four new Cosi locations were opened, including three franchise locations and one company-owned location. Cosi added that the one company-owned location opened in New York City in the second quarter replaced a nearby location where the lease had expired. At the end of the 2007 second quarter, Cosi operated 113 company-owned locations and its franchisees operated 22 franchise locations, compared to 103 company-owned locations and six franchise locations at the end of the 2006 second quarter. Subsequent to the end of the 2007 second quarter one company-owned and one franchise locations were opened.

"We continue to strongly support our franchisees with their development activities," Koziel added. "The redeployment of support center resources is benefiting our franchise partners. As our teams have become integrated into the franchise development processes, we are able to update and narrow our target range for franchise restaurant openings to 40-45 for 2007, from our prior target range of 45-55. Consistent with our current prioritization of supporting franchise development, we expect to open one additional company-owned location in 2007, for a total of six company-owned openings this year. Two additional company-owned locations with signed leases are expected to open in early 2008."

Cosi continues to build and receive interest in the Cosi concept among experienced franchise area developers, and currently has commitments from a total of 34 franchise area developers to open 393 restaurants in addition to the 23 restaurants already open.

Financial Guidance
Cosi said that it will no longer issue or update its annual earnings per share guidance.

Teleconference and Webcast Information
Members of Cosi's senior management team will host a teleconference and webcast today, August 8, 2007, at 5:00 p.m. Eastern Time to discuss the Company's results for the 2007 second quarter.

To participate in the teleconference, investors and analysts are invited to call 800-299-8538 in the U.S., or 617-786-2902 outside of the U.S., and reference participant code 24360152. The conference call will also be webcast simultaneously by accessing http://investors.getcosi.com/.

A replay will be available following the call until 12:00 AM ET on August 16, 2007. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 68617658.

About Cosi, Inc.
Cosi ( http://www.getcosi.com ) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Cosi's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 114 company-owned and 23 franchise restaurants in seventeen states and the District of Columbia. The Cosi vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Cosi menu features Cosi sandwiches, freshly tossed salads, melts, soups, Cosi bagels, pizzas, S'mores, snacks and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

"Cosi(R)" is a registered trademark of Cosi, Inc.
Copyright (C) 2007 Cosi, Inc. All rights reserved.

                                - Tables follow -

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                                   Cosi, Inc.
                      Consolidated Statements of Operations
     For the Three and Six Month Periods Ended July 2, 2007 and July 3, 2006
             (dollars in thousands, except share and per share data)


                                                             Three Months Ended                    Six Months Ended
                                                         July 2,            July 3,            July 2,            July 3,
                                                          2007               2006               2007               2006
                                                    ----------------   ----------------   ----------------   ----------------
                                                       (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)
Revenues:
Restaurant net sales                                $       35,445.4   $       31,838.0   $       66,491.3   $       60,793.9
Franchise fees and royalties                                   404.8              130.9              837.2              318.2
                                                    ----------------   ----------------   ----------------   ----------------
        Total revenues                                      35,850.2           31,968.9           67,328.5           61,112.1
                                                    ----------------   ----------------   ----------------   ----------------

Costs and expenses:

Cost of food and beverage                                    8,079.9            7,140.7           15,287.8           13,891.0
Restaurant labor and related benefits                       12,101.9           10,046.0           23,110.8           19,601.3
Occupancy and other restaurant operating expenses            9,900.3            7,648.3           19,046.2           14,983.5
                                                    ----------------   ----------------   ----------------   ----------------
                                                            30,082.1           24,835.0           57,444.8           48,475.8
General and administrative expenses                          5,602.8            4,788.2           11,532.1           10,341.9
Stock-based compensation expense                               537.7              991.0              589.1            2,931.5
Depreciation and amortization                                2,275.1            1,733.6            4,400.3            3,474.2
Restaurant pre-opening expenses                                311.4              653.3              581.5              874.0
Provision for losses on asset impairments
     and disposals                                           2,826.7                 --            2,826.7                 --
Closed store costs                                             261.7                 --              261.7                 --
Lease termination expense (benefit)                            193.1               (8.8)             193.1               17.7
                                                    ----------------   ----------------   ----------------   ----------------
        Total costs and expenses                            42,090.6           32,992.3           77,829.3           66,115.1
                                                    ----------------   ----------------   ----------------   ----------------

        Operating loss                                      (6,240.4)          (1,023.4)         (10,500.8)          (5,003.0)

Interest income                                                139.0              384.6              344.2              746.4
Interest expense                                                (2.0)              (2.3)              (4.0)              (4.7)
Other income                                                     0.1                0.5                0.4                0.8
                                                    ----------------   ----------------   ----------------   ----------------
        Loss from continuing operations                     (6,103.3)            (640.6)         (10,160.2)          (4,260.5)
Discontinued operations:

Operating loss from discontinued operations                   (104.0)            (108.3)            (252.1)            (416.8)
Asset impairments of discontinued operations                (1,193.3)                --           (1,193.3)                --
                                                    ----------------   ----------------   ----------------   ----------------
        Loss from discontinued operations                   (1,297.3)            (108.3)          (1,445.4)            (416.8)
                                                    ----------------   ----------------   ----------------   ----------------
        Net loss                                    $       (7,400.6)  $         (748.9)  $      (11,605.6)  $       (4,677.3)
                                                    ================   ================   ================   ================

Per Share Data:

     Loss per share, basic and diluted
        Continuing operations                       $          (0.16)  $          (0.02)  $          (0.26)  $           (0.11)
        Discontinued operations                     $          (0.03)  $          (0.00)  $          (0.04)  $           (0.01)
                                                    ----------------   ----------------   ----------------   ----------------
        Net loss                                    $          (0.19)  $          (0.02)  $          (0.30)  $           (0.12)
                                                    ================   ================   ================   ================

     Weighted average shares outstanding:                 39,353,590         38,188,028         38,962,370         38,008,655
                                                    ================   ================   ================   ================

As a percentage of net restaurant sales:
Cost of food and beverage                                       22.8%              22.4%              23.0%              22.8%
Labor and related benefits                                      34.1%              31.6%              34.8%              32.2%
Occupancy and other operating expenses                          27.9%              24.0%              28.6%              24.6%

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                                   Cosi, Inc.
                           Consolidated Balance Sheets
                     As of July 2, 2007 and January 1, 2007
                (dollars in thousands, except and per share data)

                                                                       July 2, 2007      January 1, 2007
                                                                      ---------------    ---------------
                                                                        (Unaudited)         (Note 1)
Assets
Current assets:
      Cash and cash equivalents                                       $       5,824.3    $         898.2
      Investments                                                             4,986.2           18,961.5
      Accounts receivable, net                                                1,078.4            1,950.9
      Inventories                                                             1,055.9              941.5
      Prepaid expenses and other current assets                               3,237.8            4,032.8
      Assets of discontinued operations                                         715.2            2,092.2
                                                                      ---------------    ---------------
                Total current assets                                         16,897.8           28,877.1

Furniture and fixtures, equipment and leasehold improvements, net            46,172.2           44,000.9
Intangibles, security deposits and other assets, net                          2,848.3            2,879.1
                                                                      ---------------    ---------------
                Total assets                                          $      65,918.3    $      75,757.1
                                                                      ===============    ===============

Liabilities and Stockholders' Equity
Current liabilities:
      Accounts payable                                                $       2,267.7    $       4,898.1
      Accrued expenses                                                        9,801.9            8,375.0
      Deferred franchise revenue                                              1,221.3            1,172.5
      Current liabilities of discontinued operations                            184.8              177.5
      Current portion of long-term debt                                          17.0               17.0
      Current portion of other long-term liabilities                            681.1              517.9
                                                                      ---------------    ---------------
                Total current liabilities                                    14,173.8           15,158.0

      Deferred franchise revenue                                              2,700.0            2,345.0
      Long-term debt, net of current portion                                     82.8               82.8
      Other long-term liabilities, net of current portion                     7,494.4            7,540.0
                                                                      ---------------    ---------------
                Total liabilities                                            24,451.0           25,125.8
                                                                      ---------------    ---------------

Commitments and contingencies

Stockholders' equity:

      Common stock - $.01 par value; 100,000,000 shares authorized,
      40,612,578 and 39,910,114 shares issued, respectively                     406.1              399.1
      Additional paid-in capital                                            273,634.9          271,200.3
      Treasury stock, 239,543 shares at cost                                 (1,197.7)          (1,197.7)
      Accumulated deficit                                                  (231,376.0)        (219,770.4)
                                                                      ---------------    ---------------
                Total stockholders' equity                                   41,467.3           50,631.3
                                                                      ---------------    ---------------
                Total liabilities and stockholders' equity            $      65,918.3    $      75,757.1
                                                                      ---------------    ---------------


                                                                     For the Three Months Ended

                                                      July 2, 2007                                  July 3, 2006
                                    ---------------------------------------------  ---------------------------------------------
                                    Company-Owned      Franchise        Total      Company-Owned      Franchise        Total
                                    -------------    -------------  -------------  -------------    -------------  -------------
Restaurants at beginning of period            113 (a)           19            132             94 (b)            5             99
New restaurants opened                          1                3              4              9                1             10
Restaurants permanently closed                  1               --              1             --               --             --
                                    -------------    -------------  -------------  -------------    -------------  -------------
Restaurants at end of period                  113 (a)           22            135            103 (b)            6            109
                                    =============    =============  =============  =============    =============  =============


(a)   Includes six locations that are classified as discontinued operations.

(b) Includes two company-owned locations that were closed in October 2005 as a result of Hurricane Wilma.

      During the fourth quarter of fiscal 2006, one location was re-opened and one location was permanently closed.